Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - Preferred Stock Portfolio (BR-INC-PS) BlackRock Strategic Income Opportunities Portfolio (BR-SIP)
BlackRock Global Allocation Fund, Inc. (US) (BR_GAF)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
Transamerica Blackrock Global Allocation (Trading Sleeve) (E_AT-GA) AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
BlackRock Corporate High Yield Fund, Inc. (HYT)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) Curian / BlackRock Global Long Short Credit Fund (SMF_CC-GC)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-21-2014

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2049-Preferred)

Selling Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets, LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, BBVA
Securities Inc., BMO Capital Markets Corp., BNY
Mellon Capital Markets, LLC, Capital One Financial
Corporation, Credit Agricole Securities (USA)
Inc., Fifth Third Securities, Inc., Intesa
Sanpaolo, Lloyds Securities Inc., Mizuho
Securities USA Inc., Natixis Capital Markets Inc.,
PNC Capital Markets, LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank, SunTrust
Robinson Humphrey, Inc., U.S. Bancorp Investments,
Inc., CastleOak Securities, L.P., Drexel Hamilton,
LLC, Mischler Financial Group, Inc., The Williams
Capital Group, L.P.

Transaction Details

Date of Purchase
04-21-2014


Purchase Price/Share
(per share / % of par)
$100.00

Total
Commission,
Spread or
Profit
1.500%


1.	Aggregate Principal Amount Purchased (a+b)
225,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
161,637,000

b. Other BlackRock Clients
63,363,000

2.	Aggregate Principal Amount of Offering
1,300,000,000

Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
(unless securities are Government Securities)
0.17308


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
04-24-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-27-14

Global Syndicate Team Member